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                                                                     EXHIBIT 5.1



October __, 2003


Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, New York  11050


Ladies and Gentlemen:

We have acted as counsel to Cedar Shopping Centers, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-11 (File No. 333-108091), as amended (the "Registration Statement"), relating to the proposed public offering (the "Offering") by the Company of shares of its Common Stock, par value $0.06 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the Offering described in the Registration Statement, the "Shares").

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus relating to the Shares which forms a part of the Registration Statement, and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York, and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares being offered by the Company, when and if issued and sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
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                                           Very truly yours,

                                           /s/ STROOCK & STROOCK & LAVAN LLP
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                                           STROOCK & STROOCK & LAVAN LLP